 Exhibit 10.06

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NUMBER SIX TO GOOGLE ADWORDS RESELLER AGREEMENT

This amendment (“Amendment”) to the Agreement (as defined below) is entered into by and between:

(1) Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4, Ireland (“Google”); and

(2) ReachLocal Europe BV (f/k/a Reach-Local Netherlands BV), whose registered office/principal place of business is located at Strawinskylaan 337, WTC tower B, 1077 XX Amsterdam, The Netherlands (“Reseller”).

This Amendment shall be effective from 1 April 2014 (the “Effective Date”).

INTRODUCTION

(A)

Google and Reseller are parties to a Google AdWords Reseller Agreement, with an effective date of 1 May 2011 (together with Amendment Number 1, with effective date 16 November 2011, Amendment Number 2, with effective date 1 June 2012, Amendment Number 3, with effective date 17 August 2012, Amendment Number 4, with effective date 1 January 2013, and Amendment Number 5, with effective date 1 April 2013, the “Agreement”).

(B)	The parties now wish to amend the Agreement in the manner set out in this Amendment.

AGREED TERMS

1.	DEFINITIONS

Capitalised terms used but not defined in this Amendment shall have the same meaning as in the Agreement.

2.	AMENDMENT

2.1           Extension

(a) Section 13.1 of the Agreement is deleted and replaced with the following:

13.1	This Agreement shall commence on the Effective Date and, save where terminated earlier in accordance with this clause 13, shall expire on 30 June 2014 (“Term”).

2.2           Add Belgium as a new Territory

(a) On and from the Effective Date of this Amendment, Belgium is added to the Agreement as Territory.

(b) The Launch Date for Belgium is 1 April 2014.

(c) Section 5.8(a) of the Agreement is amended to include ReachLocal Belgium B.V.B.A for the Territory of Belgium. The foregoing entity shall be considered a Reseller Group Company and as such may use the Google Brand Features in the manner permitted under the Agreement.

(d) Section 2 of Part B of Exhibit A of the Agreement shall be deleted, with the remaining sections in that Part B to be renumbered accordingly.

(e) The Performance Bonus Terms for Belgium is incorporated into Exhibit C of the Agreement in the form set out below:

PART J

TERRITORY: Belgium

[*****]

 Confidential material redacted and filed separately with the Securities and Exchange Commission

3.	CHANGES

All changes that are necessary in order to give effect to paragraph 2.2(a) of this Amendment shall be deemed to have been made to the Agreement. References in the Agreement to Parts A-D of Exhibit C shall be deemed to include Part J above unless expressly stated or the context requires otherwise.

4.	CONTINUATION

The Agreement shall remain in full force and effect unchanged except as modified by this Amendment.

5.	GOVERNING LAW AND JURISDICTION

This Amendment is governed by English law and the parties submit to the exclusive jurisdiction of the English courts in relation to any dispute (contractual or non-contractual) concerning this Amendment.

Signed by the parties on the dates stated below

GOOGLE	RESELLER
By: /s/ Deirdre Mullen	By: /s/ Craig Harris
Name: Deirdre Mullen for, Graham Law (Board Director)	Name: Craig Harris
Title:	Title: Managing Director
Date: April 28, 2014	Date: April 25, 2014

  Confidential material redacted and filed separately with the Securities and Exchange Commission